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                                                                    EXHIBIT 21.0




                         INTELLIGENT SYSTEMS CORPORATION

                     LIST OF PRINCIPAL SUBSIDIARY COMPANIES
                              AS OF MARCH 31, 1998


        SUBSIDIARY NAME                                        STATE OF ORGANIZATION
        ---------------                                        ---------------------
ChemFree Corporation                                                   Georgia

HumanSoft LLC                                                          Georgia

Intelligent Enclosures Corporation                                     Georgia

InterQuad Services Limited                                             United Kingdom

INTS Holdings, Inc.                                                    Delaware

JK, Inc.                                                               Wyoming

PsyCare America, LLC dba Rapha or Rapha Treatment Centers              Georgia

Quadram Corporation                                                    Georgia